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                       SECURITIES AND EXCHANGE COMMISSION

                                  UNITED STATES

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)   December 15, 2004
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                           REGENCY CENTERS CORPORATION
                           ---------------------------

             (Exact name of registrant as specified in its charter)

           Florida                     001-12298                59--3191743
           -------                     ---------                -----------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

       121 West Forsyth Street, Suite 200                          32202
                                                                   -----
             Jacksonville, Florida
    (Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number including area code:   (904)-598-7000
                                                             --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement

                  On December 15, 2004, the compensation committee of the board of directors of Regency Centers Corporation ("Regency") adopted the Regency Centers Corporation 2005 Deferred Compensation Plan (the "2005 Plan") to be effective January 1, 2005.

                  A.       Background of the 2005 Plan

                  On Friday, October 22, the President of the United States signed the American Jobs Creation Act of 2004 (the "Jobs Act"), which added a new Section 409A of the Internal Revenue Code (the "Code"). The new law changes the operation and taxation of nonqualified deferred compensation arrangements for amounts that are deferred or become vested on or after January 1, 2005. As a result, Regency, like many other companies, adopted a new plan that reflects relatively minor changes from the prior plan to comply with the new law. The 2005 Plan does not result in any substantive change in the compensation or benefits available to Regency employees, officers or directors.

                  B.       Material Terms of the 2005 Plan

                  The material terms of the 2005 Plan are substantially similar to those of the plan it replaces. Members of management and certain highly compensated employees of Regency are eligible to participate in the 2005 Plan. The 2005 Plan allows eligible employee participants to annually designate all or a portion of their annual base salary, bonus or incentive compensation as well as shares of Regency stock received as a result of the exercise of a Regency stock option as subject to deferral under the 2005 Plan. The 2005 Plan allows non-employee directors on Regency's board of directors to annually defer all or a portion of his or her fees or other compensation for services as a director as well as shares of Regency stock received as a result of the exercise of a Regency stock option. A participant's deferral election for a calendar year with respect to each type of eligible compensation must be at least $25,000. Each participant must allocate amounts credited to his or her deferred compensation account among various hypothetical investment options, which includes a phantom Regency common stock fund. Regency may, but is not required to, make from time to time matching and/or other discretionary contributions to participants' deferred compensation accounts. Amounts deferred may be distributed, as more specifically described in the 2005 Plan, during the participant's employment or in connection with retirement, disability, death or other termination of employment. The 2005 Plan provides for payment in a lump sum or, in certain circumstances, in annual installments, as elected by the participant.

                  The obligations of Regency under the 2005 Plan are unsecured general obligations to pay in the future the balance of deferred compensation accounts pursuant to the terms of the 2005 Plan. The 2005 Plan is filed as an exhibit to this Form 8-K.

                  C.       Compliance with the Jobs Act

                  The 2005 Plan is intended to comply with the Jobs Act, and the provisions of the 2005 Plan will be construed in a manner consistent with the requirements of such section of the Code. Regency intends to amend the 2005 Plan, to the extent necessary, to comply with guidance that the United States Department of Treasury is expected to issue with respect to Section 409A of the Code.

Item 1.02         Termination of a Material Definitive Plan

                  In connection with the adoption of the 2005 Plan described in
Item 1.01 above, Regency is freezing the prior plan that was replaced by the 2005 Plan. The prior plan was "grandfathered" under the Jobs Act and is not affected by the new law so long as it is not materially modified. Effective January 1, 2005, the Amended and Restated Regency Centers Corporation Deferred


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Compensation Plan was suspended with respect to new deferrals; however such plan will continue to operate for the purpose of administering amounts deferred and vested under those plans on or prior to January 1, 2005.

Item 9.01         Financial Statements and Exhibits

                  (a)   Not applicable

                  (b)   Not applicable

                  (c)   Exhibits

Exhibit           Description

10 (s) Regency Centers Corporation 2005 Deferred Compensation Plan (as adopted effective January 1, 2005)






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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REGENCY CENTERS CORPORATION
                                        (registrant)




Date: December 21, 2004                 By:   /s/ J. Christian Leavitt
                                           -------------------------------------
                                              J. Christian Leavitt, Senior Vice
                                              President, Finance and Principal
                                              Accounting Officer